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                                                                    EXHIBIT 10.3

                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS SECOND AMENDMENT (this "Second Amendment") to the Employment Agreement, dated as of July 1, 1997, between Capstar Broadcasting Corporation, a Delaware corporation ("Capstar Broadcasting"), and William S. Banowsky, Jr. (the "Executive"), as assigned to and assumed by Capstar Employee Management Company, Inc. (predecessor to Capstar Operating Corporation, the "Company"), a Delaware corporation and subsidiary of Capstar Broadcasting, on January 1, 1998, and further amended on August 26, 1998 (the "Employment Agreement"), is entered into effective as of April 29, 1999, by and between the Company and the Executive, and is joined in by Capstar Broadcasting.

                                    RECITALS:

         WHEREAS, in contemplation of the consummation of the merger (the "Merger") of CMC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Chancellor Media Corporation ("Chancellor"), with and into Capstar Broadcasting, the parties hereto desire to amend the terms and provisions of the Employment Agreement as hereinafter set forth;

         WHEREAS, the Merger shall become effective upon the filing of a certificate of merger in connection with the Merger with the Secretary of State of the State of Delaware, or at such later time specified in such certificate of merger (the "Effective Time"); and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Employment Agreement.


                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, the parties hereto covenant and agree as follows:

         1. The First Amendment to Employment Agreement, dated as of August 26, 1998, between the Company and the Executive, is hereby terminated and shall be of no further force or effect.

         2. It shall not be a violation of Section 2(a)(ii) of the Employment Agreement for the Executive to enter into an employment agreement (the "Chancellor Employment Agreement") with Chancellor and to devote a portion of his business time to the performance of his duties and obligations under the Chancellor Employment Agreement. The Executive shall make a good faith



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effort to allocate his time reasonably among his responsibilities at Capstar and
Chancellor. The Executive acknowledges and understands and agrees that, notwithstanding anything in the Employment Agreement to the contrary and until the Employment Agreement expires by its terms, the Company and Chancellor shall share their respective obligations to compensate the Executive for his services performed for the Company and Chancellor and to provide the Executive with benefits under the Welfare Plans of the Company and Chancellor in accordance with the terms of the Chancellor Employment Agreement.

         3. Section 4(a)(iii) of the Employment Agreement shall be amended and restated in its entirety to read as follows:

                           (iii) Notwithstanding the terms or conditions of any Executive Option or other similar stock option, stock appreciation right or similar agreements between the Company and the Executive, if on or before the Effective Time the Executive's employment has not been terminated by the Company for Cause or by the Executive for other than Good Reason, then the Executive shall vest as of the Effective Time in all rights under such agreements (i.e., Executive Options that would otherwise vest after the Effective Time) and thereafter shall be permitted to exercise any and all such rights until the expiration of such Executive Option, stock option, stock appreciation right or similar agreement pursuant to its terms without regard to any termination of employment provisions contained therein.

         4. If on or before the Effective Time the Executive's employment has not been terminated by the Company for Cause or by the Executive for other than Good Reason, then the Company shall pay to the Executive a bonus equal to $600,000, payable in cash by the close of business on the date of the Effective Time.

         5. Except as herein specifically amended or supplemented, the Employment Agreement shall continue in full force and effect in accordance with its terms; provided, however, that the Employment Agreement, including Section 11(k) thereof, shall terminate immediately after the Effective Time, and, except as provided in Section 6 of this Second Amendment, shall thereafter be of no further force or effect.

         6. Sections 2, 3 and 4 of this Second Amendment shall survive the termination of the Employment Agreement.

         7. This Second Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment effective as of the date first written above.

                          COMPANY:

                          CAPSTAR OPERATING CORPORATION


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                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     EXECUTIVE:


                                     -------------------------------------------
                                     William S. Banowsky, Jr.

                                     CAPSTAR BROADCASTING:

                                     CAPSTAR BROADCASTING CORPORATION


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
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